Exhibit 3.1

RESTATED

CERTIFICATE OF INCORPORATION

OF

IKARIA HOLDINGS, INC.

(Originally incorporated as ITL Holdings, Inc. on August 18, 2006)

ARTICLE I

NAME

The name of the Corporation is Ikaria, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington  19808, County of New Castle.  The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is two hundred thirteen million, four hundred two thousand, six hundred (213,402,600) shares, of which:

One hundred twenty five million (125,000,000) shares, par value $0.01 per share, shall be shares of common stock, of which one hundred ten million (110,000,000) shares shall be designated “Voting Common Stock” (the “Voting Common Stock”) and fifteen million (15,000,000) shares shall be designated Non-Voting Common Stock” (the “Non-Voting Common Stock”); and

Eighty-eight million, four hundred two thousand, six hundred (88,402,600) shares, par value $0.01 per share, shall be shares of preferred stock (the “Preferred Stock”), of which eleven million, four hundred twenty-one thousand, three hundred (11,421,300) shares shall be designated “Series A Convertible Preferred Stock”; seventy-six million, nine hundred eighty thousand, nine hundred (76,980,900) shares shall be designated “Series B Convertible Preferred Stock”; one hundred (100) shares Shall be designated “Series C-1 Non-Convertible Preferred Stock”; one hundred (l00) shares shall be designated “Series C-2 Non-Convertible Preferred Stock”; one hundred (100) shares shall be designated “Series C-3 Non-Convertible Preferred Stock”; and one hundred (100)

shares shall be designated “Series C-4 Non-Convertible Preferred Stock”.

ARTICLE V

VOTING COMMON STOCK

SECTION 1.                                GENERAL.

Except as otherwise required by law or as expressly provided in this Certificate of Incorporation, each share of Voting Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters, with each other share of Voting Common Stock and with each share of Non-Voting Common Stock.

SECTION 2.                                DIVIDENDS.

(a)                                  Subject to the rights of the holders of Preferred Stock and to the other provisions of this Certificate of Incorporation, holders of Voting Common Stock and Non-Voting Common Stock shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(b)                                 The Corporation shall not effect a subdivision, combination or reclassification of the outstanding shares of Voting Common Stock into a greater or lesser number of shares of Voting Common Stock unless a comparable adjustment is at the same time being made to the Non-Voting Common Stock.

SECTION 3.                                VOTING RIGHTS.

At every annual or special meeting of stockholders of the Corporation, each holder of Voting Common Stock shall be entitled to cast one vote for each share of Voting Common Stock standing in such holder’s name on the stock transfer records of the Corporation; provided, however, that, except as otherwise required by law, holders of Voting Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled to vote thereon, either separately or together with the holders of one or more other such series, pursuant to this Certificate of Incorporation (including pursuant to any certificate of designation relating to any series of Preferred Stock).

ARTICLE VI
NON-VOTING COMMON STOCK

SECTION 1.                                GENERAL.

Except as otherwise required by law or as expressly provided in this Certificate of

Incorporation, each share of Non-Voting Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters, with each other share or Non-Voting Common Stock and with each share of Voting Common Stock.

SECTION 2.                                DIVIDENDS.

Subject to the rights of the holders of Preferred Stock and to the other provisions of this Certificate of Incorporation, holders of Non-Voting Common Stock and Voting Common Stock shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

SECTION 3.                                VOTING RIGHTS.

The holders of Non-Voting Common Stock shall not be entitled to any voting rights except as required by law.

SECTION 4.                                CONVERSION.

(a)                                  In the event there shall occur an Initial Public Offering, then, immediately prior to the consummation of the Initial Public Offering, without any further action by the Corporation or the holders of shares of Non-Voting Common Stock, each outstanding share of Non-Voting Common Stock shall automatically be converted into one fully paid and non-assessable share of Voting Common Stock.

(b)                                 The Corporation shall at all times reserve and keep available, free from liens, charges and security interests and not subject to any preemptive rights, for issuance upon conversion of the Non-Voting Common Stock, such number of its authorized but unissued shares of Voting Common Stock as will be sufficient to permit the conversion of all outstanding shares of Non-Voting Common Stock, and shall take or cause to be taken all action required to increase the authorized number of shares of Voting Common Stock if necessary to permit the conversion of all outstanding shares of Non-Voting Common Stock and to ensure that the shares of Voting Common Stock may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange or inter-dealer quotation system on which the shares of Voting Common Stock may be listed or traded.

(c)                                  The Corporation shall not effect a subdivision, combination or reclassification of the outstanding shares of Non-Voting Common Stock into a greater or lesser number of shares of Non-Voting Common Stock unless a comparable adjustment is at the same time being made to the Voting Common Stock.

ARTICLE VII

PREFERRED STOCK

The Board of Directors is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof.  The rights, preferences and restrictions granted to and imposed on the Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), and the Series B Convertible Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”) are set forth below in Articles VIII and IX, respectively.  The rights, preferences and restrictions granted to and imposed on the Series C-l Non-Convertible Preferred Stock, par value $0.01 per share (“C-l Preferred”), the Series C-2 Non-Convertible Preferred Stock, par value $0.01 per share (“C-2 Preferred”), the Series C-3 Non-Convertible Preferred Stock, par value $0.01 per share (“C-3 Preferred”), and the Series C-4 Non-Convertible Preferred Stock, par value $0.01 per share (“C-4 Preferred” and, together with the C-1 Preferred, C-2 Preferred and C-3 Preferred, “Series C Preferred Stock”) are set forth below in Article X.

ARTICLE VIII

SERIES A PREFERRED STOCK

SECTION 1.                                RANK.

The Series A Preferred Stock shall, with respect to (i) payment of dividends and distributions and (ii) rights upon any Liquidation (each of clauses (i) and (ii), an “Attribute”), rank (i) senior to all securities that are Junior Securities with respect to such Attribute, (ii) on a parity with all securities that are Parity Securities with respect to such Attribute and (iii) junior to all securities that are Senior Securities with respect to such Attribute.  The Series A Preferred Stock shall rank on a parity with the Series B Preferred Stock and the Common Stock with respect to dividends and distributions and shall rank junior to the Series B Preferred Stock but senior to the Series C Preferred Stock and the Common Stock with respect to rights upon any Liquidation.

SECTION 2.                                DIVIDENDS AND DISTRIBUTIONS.

(a)                                  No dividends shall be paid, and no other distribution shall be made, on or with respect to the Common Stock unless and until the holders of the Series A Preferred Stock as of the record date established by the Board of Directors for such dividend or distribution on the Common Stock shall be paid, out of funds legally available therefor, dividends in an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had the Series A Preferred Stock been converted into Voting Common Stock immediately prior to the record date of such dividend or distribution on the Common Stock; provided, however, that if the Corporation declares and pays a dividend or makes a distribution on the Common Stock consisting in whole or in part of Common Stock or Convertible Securities, then no such dividend or distribution shall be payable in respect of the Series A Preferred Stock on account of the portion of such dividend or distribution on the Common Stock payable in Common Stock or Convertible Securities, to the extent that an anti-dilution adjustment under Section 6(b)(i) of this Article VIII is required to be made and is made in connection with such dividend or distribution.  Any such dividends or distribution shall be payable on the same payment date as the payment date for (and otherwise on the same payment terms as for) the dividends or distribution on the Common Stock established by the Board of Directors.

(b)                                 No dividends shall be paid, and no other distribution shall be made, on or with respect to the Series B Preferred Stock (other than dividends declared and paid or distributions made by reason of a dividend or distribution with respect to the Common Stock, which shall be governed by Section 2(a) of this Article VIII, and other than dividends and distributions payable in shares of Series B Preferred Stock, which shall be governed by the proviso below) unless and until the holders of the Series A Preferred Stock as of the record date established by the Board of Directors for such dividend or distribution on the Series B Preferred Stock shall be paid, out of funds legally available therefor, dividends in respect of each share of Series A Preferred Stock in an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends paid or distribution made with respect to a share of the Series B Preferred Stock; provided, however, that if the Corporation declares and pays a dividend or makes a distribution on the Series B Preferred Stock consisting in whole or in part of Common Stock or Convertible Securities, then no such dividend or distribution shall be payable in respect of the Series A Preferred Stock on account of the portion of such dividend or distribution on the Series B Preferred Stock payable in Common Stock or Convertible Securities, to the extent that an anti-dilution adjustment under Section 6(b)(i) of this Article VIII is required to be made and is made in connection with such dividend or distribution.  Any such dividends or distribution shall be payable on the same payment date as the payment date for (and otherwise on the same payment term as for) the dividends or distribution on the Series B Preferred Stock established by the Board of Directors.

(c)                                  If, after the Issuance Date, the Series A Preferred Stock or the Series B Preferred Stock is subdivided, combined or reclassified into a greater or lesser number of shares without a corresponding action being taken with respect to the other series of Preferred Stock, then any dividend or distribution payable with respect to the Series A Preferred Stock by reason of a dividend or distribution payable with respect to the Series B Preferred Stock shall be appropriately adjusted.

SECTION 3.                                REDEMPTION.

The Corporation shall have no right to redeem any shares of Series A Preferred Stock, nor shall any holder thereof have the right to require the Corporation to redeem any such shares.

SECTION 4.                                LIQUIDATION, DISSOLUTION OR WINDING UP.

(a)                                  In the event the Corporation shall (i) commence a voluntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, (ii) consent to the entry of an order for relief in an involuntary case under any law referenced in clause (i) above or consent to the appointment of a receiver, liquidator, assignee, custodian, trustee, or other similar official, of the Corporation or of any substantial part of its property, (iii) make a general assignment for the benefit of its creditors, (iv) admit in writing its inability to pay its debts generally as they become due, (v) have a court of competent jurisdiction enter an order or decree, which has not been withdrawn, dismissed or reversed, that is for relief against the Corporation in an involuntary case under any law referenced in clause (i) above or to appoint a receiver, liquidator, assignee, custodian, trustee, or other similar official, of the Corporation or of any substantial part of its property, and any such order or decree remains unstayed and in effect for 60 consecutive days, or (vi) otherwise liquidate, dissolve or wind up (any such event, together with any event described in the final sentence of this Section 4(a), but subject to the proviso therein, a “Liquidation”), each holder of shares of Series A Preferred Stock shall be entitled to receive out of assets of the Corporation available for distribution to its stockholders, in preference to any distribution to holders of securities that are Junior Securities with respect to a Liquidation, an amount of cash with respect to each share of Series A Preferred Stock held by such holder equal to the Liquidation Preference.  For purposes of this Certificate of Incorporation, the sale, conveyance, exchange, lease, transfer or other disposition of all or substantially all of the property or assets of the Corporation or the consolidation or merger of the Corporation with or into one or more other entities (other than a wholly owned Subsidiary of the Corporation) shall be deemed to be a Liquidation; provided that any transaction in which the stockholders of the Corporation immediately prior to such transaction own shares representing more than 50% of the voting power of the outstanding shares of the surviving or acquiring corporation following the transaction (taking into account only capital stock of the Corporation held by such stockholders prior to the transaction) shall not deemed to be a Liquidation.

(b)                                 No payment of the Liquidation Preference shall be made with respect to any share of Series A Preferred Stock unless and until the liquidation preferences payable with respect to the Series B Preferred Stock and any other securities that are Senior Securities with respect to payments upon a Liquidation shall have been paid in full.  No full preferential payment on account of any Liquidation shall be made with respect to any class of securities that are Parity Securities with respect to payments upon a Liquidation unless the Liquidation Preference in respect of each share of Series A Preferred Stock shall likewise be paid at the same time in connection with such Liquidation.  If, upon any Liquidation, after the distribution of the liquidation preferences to any securities that are Senior Securities with respect to payments upon a Liquidation, the assets of the Corporation are not sufficient to pay in full the Liquidation Preference payable with respect to all of the outstanding shares of Series A Preferred Stock and the full liquidation payments payable with respect to any outstanding securities that are Parity Securities with respect to payments upon a Liquidation, then such shares of Series A Preferred Stock and such Parity Securities shall share ratably in such distribution of assets in accordance with the full respective preferential payments that would be payable on such shares of Series A Preferred Stock and such Parity Securities if all amounts payable thereon were payable in full.

(c)                                  After the payment to the holders of shares of the Series A Preferred Stock of the full amount of any liquidating distribution to which they are entitled under this Section 4, the holders of the Series A Preferred Stock as such shall have no right or claim to any of the remaining assets or the Corporation.

(d)                                 Without limiting the voting rights of any holder of Series A Preferred Stock, the holders of shares of the Series A Preferred Stock shall be entitled to receive at least 10 Business Days prior written notice of any Liquidation, and may convert their Series A Preferred Stock at any time prior to any such Liquidation in accordance with Section 6 of this Article VIII.

SECTION 5.                                VOTING RIGHTS.

(a)                                  General.  Each holder of Series A Preferred Stock shall have full voting rights and powers, and shall be entitled to vote on all matters put to a vote or consent of stockholders of the Corporation, with each share of Series A Preferred Stock having the number of votes equal to the number of shares of Voting Common Stock into which such share of Series A Preferred Stock could be converted in accordance with Section 6 of this Article VIII as of the record date for the vote or consent which is being taken.  The holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of Voting Common Stock (and any other class or series of capital stock entitled to vote together with the Voting Common Stock) shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation, except as required by law or by the Certificate of Incorporation or by any certificate of designations of the Corporation from time to time in effect.  Holders of Series A Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the procedures set forth in the Corporation’s bylaws.

(b)                                 Voting With Respect to Certain Matters.  In addition to any matters requiring a separate vote of the Series A Preferred Stock under applicable law, the Corporation shall not, without the prior written consent or approval of the holders of more than 50% of the issued and outstanding shares of Series A Preferred Stock, voting as a single class:

(i)                                     amend, repeal, or change the rights, preferences or privileges of the shares of Series A Preferred Stock (as in effect on the Issuance Date) in any manner that would affect adversely the shares of Series A Preferred Stock in a manner different from the effect on shares of the other classes or series of capital stock of the Corporation (including maintaining the seniority of the Series A Preferred Stock over certain other classes or series of capital stock of the Corporation, as set forth in the last sentence of Section 1 of this Article VIII as in effect on the Issuance Date); or

(ii)                                  increase or decrease (other than by conversion of the Series A Preferred Stock into Voting Common Stock) the total number of authorized shares of Series A Preferred Stock.

(c)                                  Number of Votes Per Share.  In connection with any right to vote as a single class pursuant to Section 5(b) of this Article VIII, each holder of shares of Series A Preferred Stock shall have one vote for each share held,

SECTION 6.                                CONVERSION,

(a)                                  Terms of Conversion.

(i)                                     Optional Conversion.  Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and from time to time, on the terms and conditions set forth in this Section 6, into a number of fully paid and non-assessable shares of Voting Common Stock equal to the quotient obtained by dividing (x) the Stated Value by (y) the Conversion Price in effect on the date of such conversion.  In addition, upon such conversion, the Corporation shall pay to the holder of any shares of Series A Preferred Stock being converted, out of funds legally available therefor, an amount in cash equal to any declared but unpaid dividends on the shares of Series A Preferred Stock surrendered for conversion for which the record date is a date prior to the date on which the conversion is effective pursuant to Section 6(e)(ii) of this Article VIII.

(ii)                                  Automatic Conversion Upon Initial Public Offering.  In the event of an automatic conversion of the Series B Preferred Stock pursuant to Section 6(a)(ii) of Article IX, then, concurrently with and effective upon such conversion of the Series B Preferred Stock, without any further action by the Corporation or the holders of shares of Series A Preferred Stock, each then outstanding share of Series A Preferred Stock shall automatically be converted into a number of fully paid and non-assessable shares of Voting Common Stock equal to the quotient obtained by dividing (x) the Stated Value by (y) the Conversion Price in effect on the date of such conversion.  In addition, upon such conversion, the Corporation shall pay to each holder of any shares of Series A Preferred Stock so converted, out of funds legally available therefor, an amount in cash equal to any declared but unpaid dividends on the shares of Series A Preferred Stock so converted for which the record date is a date prior to the date on which the Initial Public Offering is consummated.  The Corporation shall give each holder of Series A Preferred Stock written notice of the results of the vote referred to in Section 6(a)(ii) of Article IX within five Business Days after the date the vote is taken.

(b)                                 Adjustment of Conversion Price.  The Conversion Price shall be subject to adjustment from time to time as follows:

(i)                                     Stock Dividends, Splits, etc.  In case the Corporation shall, at any time or from time to time after the Issuance Date, (A) declare a dividend or make a distribution on the outstanding shares of Common Stock or Convertible Securities, in either case, in shares of Common Stock, or (B) effect a subdivision, combination or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock (without a comparable adjustment being made to the Series A Preferred Stock), then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted by multiplying such Conversion Price by a fraction of which (x) the numerator is the number of shares of Common Stock that were outstanding (as determined in accordance with Section 6(b)(vi) of this Article VIII) immediately prior to such event and (y) the denominator is the number of shares of Common Stock outstanding (as determined in accordance with Section 6(b)(vi) of this Article VIII) immediately after such event.  An adjustment made pursuant to this Section 6(b)(i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination or reclassification, at the close of business on the day upon which such corporate action becomes effective.

(ii)                                  Issuances of Additional Shares.  In case the Corporation shall at any time or from time to time after the Issuance Date issue any Common Stock or Convertible Securities (collectively, “Additional Shares”) without consideration or for a consideration per share (or having a conversion, exchange or exercise price per share) less than the Conversion Price in effect immediately prior to such issuance, then, and in each such case, the Conversion Price in effect immediately prior to such issuance shall be reduced to an amount determined by multiplying the Conversion Price in effect immediately prior to such issuance by a fraction of which (x) the numerator is the sum of (i) the product of (A) the number of shares of Common

Stock outstanding (as determined in accordance with Section 6(b)(vi) of this Article VIII) immediately prior to such issuance multiplied by (B) the Conversion Price in effect immediately prior to such issuance and (ii) the aggregate consideration received by the Corporation for the total number of shares of Common Stock so issued (or, in the case of Convertible Securities, the aggregate consideration received by the Corporation for the total amount of Convertible Securities so issued plus the aggregate consideration receivable by the Corporation for the Common Stock into or for which the Convertible Securities are convertible, exercisable or exchangeable), and (y) the denominator is the product of (i) the sum of (A) the total number of shares of Common Stock outstanding (as determined in accordance with Section 6(b)(vi) of this Article VIII) immediately prior to such issuance and (B) the number of additional shares of Common Stock so issued (or into or for which the Convertible Securities may be converted, exercised or exchanged), multiplied by (ii) the Conversion Price in effect immediately prior to such issuance.  An adjustment made pursuant to this Section 6(b)(ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance.  Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 6(b)(ii) in connection with any Excluded Issuances.

(iii)                               General.  For the purposes of any adjustment of the Conversion Price pursuant to Section 6(b)(ii) of this Article VIII, the following provisions shall be applicable:

(1)                                  In the case of the issuance of Common Stock or Convertible Securities for cash in a public offering or private placement, the aggregate consideration shall be deemed to be the amount of cash paid before deducting any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance thereof.

(2)                                  In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the value of the non-cash consideration received shall be the Fair Market Value of such non-cash consideration.

(3)                                  Subparagraph (2) notwithstanding, in the case of the issuance of Additional Shares to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving entity as is attributable to such Additional Shares.

(4)                                  If Common Stock is sold as a unit with other securities, the aggregate consideration received for such Common Stock shall be deemed to be net of the Fair Market Value of such other securities.

(5)                                  In the case of the issuance of Convertible Securities:

(A)                              The aggregate maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent reduction of such number) deliverable upon conversion of or in exchange for, or upon the exercise of, such Convertible Securities and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration received by the Corporation for any such Convertible Securities, plus the minimum amount of consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent increase of consideration), if any, to be received by the Corporation upon the conversion, exercise or exchange of such Convertible Securities; provided, however, that if in the case of Convertible Securities, the minimum amount of such consideration cannot be ascertained, but is a function of anti-dilution or similar protective clauses, the Corporation shall be deemed to receive the minimum amount of consideration without reference to such clause;

(B)                                With respect to any Convertible Securities issued after the Issuance Date for which an adjustment to the Conversion Price previously has been made pursuant to Section 6(b)(ii) of this Article VIII, upon any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price shall forthwith be readjusted retroactively to give effect to such increase or decrease;

(C)                                With respect to any Convertible Securities issued after the Issuance Date for which an adjustment to the Conversion Price has previously not been made pursuant to Section 6(b)(ii) of this Article VIII, if there is any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, such Convertible Securities shall be treated as if they had been cancelled and reissued and an adjustment to the Conversion Price with respect to such deemed issuance shall be made pursuant to Section 6(b)(ii) of this Article VIII, if applicable;

(D)                               With respect to any Convertible Securities issued prior to the issuance Date, if there is any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, such Convertible Securities shall be treated as if they had been cancelled and reissued and an adjustment to the Conversion Price with respect to such deemed issuance shall be made pursuant to Section 6(b)(ii) of this Article VIII, if applicable;

(E)                                 No further adjustment of the Conversion Price adjusted upon the issuance of any such Convertible Securities shall be made as a result of the actual issuance of Common Stock upon the exercise, conversion or exchange of any such Convertible Securities; and

(F)                                 On the expiration or termination of any Convertible Securities, the Conversion Price shall forthwith be recalculated to such Conversion Price as would have been calculated had the adjustment been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise, conversion or exchange of such Convertible Securities (but taking into account other adjustments (or potential adjustments) made following the time of issuance of such Convertible Securities).

(iv)                              Rights Distributions.  No adjustment of the Conversion Price pursuant to Section 6(b)(ii) of this Article VIII shall be made as the result of the adoption of a plan commonly referred to as a “Stockholders’ Rights Plan” which provides for the issuance of rights to acquire shares of capital stock of the Corporation upon the occurrence of some event that is not within the control of the rights holders, or the issuance of rights under such plan; provided, however, that the issuance of capital stock of the Corporation pursuant to such rights shall require adjustment to the Conversion Price pursuant to Section 6(b)(ii) of this Article VIII.

(v)                                 Calculations.  All calculations of the Conversion Price shall be made to the nearest four decimal places.  Anything in Section 6(b) of this Article VIII to the contrary notwithstanding, in no event shall the then current Conversion Price be increased as a result of any calculation made at any time pursuant to Section 6(b)(ii) of this Article VIII.  No adjustment to the Conversion Price pursuant to Section 6(b) of this Article VIII shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this Section 6(b)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(vi)                              Outstanding Shares.  The number of shares of Common Stock at any time outstanding shall include all shares of Common Stock outstanding at such time and any shares of Common Stock issuable upon conversion or exercise of or in exchange for any Convertible Securities to the extent any such Convertible Securities are (i) convertible, exercisable or exchangeable at such time and (ii) convertible, exercisable, or exchangeable at a price that is less than the Fair Market Value of a share of Common Stock issuable upon such conversion, exercise or exchange at such time.  The number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any Subsidiary of the Corporation, and the disposition of any shares owned or held by the Corporation or any Subsidiary of the Corporation to any Person other than the Corporation or any Subsidiary of the Corporation shall be considered an issuance or sale of Common Stock.

(vii)                           Successive Adjustments.  Successive adjustments in the Conversion Price shall be made, without duplication, whenever any event specified in Section 6(b)(i) or Section 6(b)(ii) of this Article VIII shall occur.

(c)                                  Reorganization, Consolidation, Merger, Asset Sale.

(i)                                     In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by Section 6(b) of this Article VIII), or in case of any consolidation or merger of the Corporation with or into another Person, or in case of any sale, lease, exchange, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the Corporation’s assets, on a consolidated basis, in one transaction or a series of related transactions, to any Person (including any group that is deemed to be a Person) (each of the foregoing being referred to as a “Series A Transaction”), in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock or other securities or property (including cash) with respect to or in exchange for Common Stock, then each share of Series A Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Voting Common Stock issuable upon such conversion prior to the consummation of such Series A Transaction, the kind and amount of shares of stock and other securities and property (including cash) receivable upon the consummation of such Series A Transaction by a holder of that number of shares of Voting Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to the consummation of such Series A Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Series A Transaction); provided that if the Series A Preferred Stock becomes convertible into property, then such conversion shall be out of funds legally available therefor; and provided, however, that, in any Series A transaction where a holder effectuates a conversion pursuant to this Section 6(c), such holder shall not be entitled to receive any payment of Liquidation Preference pursuant to Section 4 of this Article VIII (it being understood that where both Section 4 of this Article VIII and this Section 6(c) are applicable to a Series A Transaction, the Corporation shall give each holder of the Series A Preferred Stock the right to elect whether to receive the Liquidation Preference pursuant to Section 4 of this Article VIII or to receive, upon conversion of the Series A Preferred Stock, the kind and amount of shares of stock and other securities and property referred to in the immediately preceding sentence).  In any such case, the Corporation or the Person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation’s shares, as the case may be, shall make appropriate provisions in its certificate of incorporation or other constituent document and in the definitive transaction documents relating to the Series A Transaction as to the rights and interest thereafter of the holder of shares of Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of shares of Voting Common Stock issuable upon conversion of the Series A Preferred Stock and the Conversion Price) shall thereafter be applicable in relation to any shares of stock or other securities or other property deliverable upon the conversion of the shares of Series A Preferred Stock.  The Corporation shall not effect any such Series A Transaction unless prior to or simultaneously with the consummation thereof the surviving corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to each holder of shares of Series A Preferred Stock such shares of stock, securities or other property as, in accordance with the foregoing provisions, such holder is entitled to receive, and shall have delivered such assumption agreement to such holder.  In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references to Common Stock in this Section 6 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.  The provisions of this Section 6(c) shall similarly apply to successive Series A Transactions.  The Corporation shall give written notice to the holders of Series A Preferred Stock at least 20 Business Days prior to the date on which any Series A Transaction or similar transaction affecting the Corporation shall take place.

(ii)                                  Nothing contained in this Section 6(c) shall limit the rights of holders of the Series A Preferred Stock to convert the Series A Preferred Stock or to vote their shares of Series A Preferred Stock in connection with a Series A Transaction.

(d)                                 Reports.  Whenever the number of shares of Voting Common Stock into which each share of Series A Preferred Stock is convertible is adjusted as provided in this Section 6, the Corporation shall promptly mail to the holders of record of the outstanding shares of Series A Preferred Stock, at their respective addresses as the same shall appear in the Corporation’s transfer books, a certificate signed by an executive officer of the Corporation stating that the number of shares of Voting Common Stock into which the shares of Series A Preferred Stock are convertible has been adjusted (setting forth in reasonable detail and certifying the calculation of such adjustment), the new number of shares of Voting Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series A Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and when such adjustment became effective.

(e)                                  Conversion Procedures.

(i)                                     The holder of any shares of Series A Preferred Stock may exercise its right to convert any or all such outstanding shares into shares of Voting Common Stock at any time by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series A Preferred Stock to be converted, duly endorsed in blank, accompanied by a written notice stating that such holder elects to convert all or a specified number of such shares in accordance with the provisions of this Section 6.

(ii)                                  As promptly as practicable, and in any event within two Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto, the Corporation shall deliver or cause to be delivered (x) certificates (which shall bear legends, if appropriate) registered in the name of such holder representing the number of shares of Voting Common Stock to which the holder of shares of Series A Preferred Stock so converted shall be entitled, (y) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted and (z) payment of all amounts to which a holder is entitled pursuant to Sections 6(a)(i) and 6(f) of this Article VIII.  All shares of Voting Common Stock issuable upon conversion of the Series A Preferred Stock shall he issued without charge to the holders of Series A Preferred Stock and upon issuance shall be fully paid and non-assessable, free and clear of all taxes, liens, charges and encumbrances created, in each case, by the Corporation with respect to the issuance thereof.  Such conversion shall be deemed to have been made at the close of business on the date of receipt of such notice and of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Voting Common Stock and any payment of amounts due pursuant to Sections 6(a)(i) and 6(f) of this Article VIII, and the Person entitled to receive the shares of Voting Common Stock shall be treated for all purposes as having become the record holder of such shares of Voting Common Stock at such time.

(iii)                               If a conversion of Series A Preferred Stock is to be made in connection with an Initial Public Offering (subject to the provisions of Section 6(a)(ii) of this Article VIII), a Series A Transaction or a similar transaction affecting the Corporation (other than a tender or exchange offer), the conversion of any shares of Series A Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.  In connection with any tender or exchange offer for shares of Common Stock, holders of Series A Preferred Stock shall have the right to tender (or submit for exchange) shares of Series A Preferred Stock in such a manner so as to preserve the status of such shares as Series A Preferred Stock until immediately prior to such time as shares of Common Stock are to he purchased (or exchanged) pursuant to such offer, at which time that portion of the shares of Series A Preferred Stock so tendered (or submitted for exchange) which is convertible into the number of shares of Voting Common Stock to be purchased (or exchanged) pursuant to such offer shall be automatically converted into the appropriate number of shares of Voting Common Stock.  Any shares of Series A Preferred Stock not so converted shall be returned to the holder as Series A Preferred Stock.

(iv)                              The Corporation shall not close its books against the transfer of Series A Preferred Stock or of Voting Common Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which interferes with the timely conversion of Series A Preferred Stock.

(v)                                 In the event of an automatic conversion of the Series A Preferred Stock pursuant to Section 6(a)(ii) of this Article VIII, each holder of shares of Series A Preferred Stock shall surrender for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, the certificate or certificates representing the shares of Series A Preferred Stock held by such holder, duly endorsed in blank.  As promptly as practicable after the surrender of such certificate or certificates and consummation of the Initial Public Offering, and, provided that such holder has effected such surrender at least 10 Business Days following the receipt by it of the notice referred to in Section 6(a)(ii) of this Article VIII, in sufficient time to allow such holder to participate in the Initial Public Offering, if such holder is participating, the Corporation shall deliver or cause to be delivered (x) certificates (which shall bear legends, if appropriate) registered in the name of such holder representing the number of shares of Voting Common Stock to which such holder shall be entitled, and (y) payment of all amounts to which such holder is entitled pursuant to Sections 6(a)(ii) and 6(f) of this Article VIII.  All shares of Voting Common Stock issuable upon conversion of the Series A Preferred Stock shall be issued without charge to the holders of Series A Preferred Stock and upon issuance shall be fully paid and non-assessable, free and clear of all taxes, liens, charges and encumbrances created, in each case, by the Corporation with respect to the issuance thereof.  Such conversion shall be deemed to have been made immediately prior to (but contingent upon) the consummation of the initial Public Offering, so that, upon the consummation of the Initial Public Offering, the rights of the holder thereof shall cease except for the right to receive shares of Voting Common Stock and any payment of amounts due pursuant to Sections 6(a)(ii) and 6(f) of this Article VIII, and the Person entitled to receive the shares of Voting Common Stock shall be treated for all purposes as having become the record holder of such shares of Voting Common Stock at such time.

(f)                                    Fractional Shares.  In connection with the conversion of any shares of Series A Preferred Stock pursuant to this Section 6, no fractions of shares of Voting Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Fair Market Value of a share of Voting Common Stock on the day on which such shares of Series A Preferred Stock are deemed to have been converted.  If more than one share of Series A

Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Voting Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered.

(g)                                 Reservation of Shares.  The Corporation shall at all times reserve and keep available, free from liens, charges and security interests and not subject to any preemptive rights, for issuance upon conversion of the Series A Preferred Stock, such number of its authorized but unissued shares of Voting Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take or cause to be taken all action required to increase the authorized number of shares of Voting Common Stock if necessary to permit the conversion of all outstanding shares of Series A Preferred Stock and to ensure that the shares of Voting Common Stock may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange or inter-dealer quotation system on which the shares of Voting Common Stock may be listed or traded.

(h)                                 Certain Events.  If any event occurs as to which the foregoing provisions of this Section 6 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly protect the conversion rights of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price, or otherwise adversely affect the holders of Series A Preferred Stock,

SECTION 7.                                REACQUIRED SHARES.

Any shares of Series A Preferred Stock converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall have the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, subject to reissuance by the Board of Directors as shares of anyone or more series.

ARTICLE IX

SERIES B PREFERRED STOCK

SECTION 1.                                RANK.

The Series B Preferred Stock shall, with respect to each Attribute, rank (i) senior to all securities that arc Junior Securities with respect to such Attribute, (ii) on a parity with all securities that are Parity Securities with respect to such Attribute and (iii) junior to all securities that are Senior Securities with respect to such Attribute.  The Series B Preferred Stock shall rank on a parity with the Series A Preferred Stock and the Common Stock with respect to dividends and distributions and shall rank senior to the Series A Preferred Stock, the Series C Preferred Stock and the Common Stock with respect to rights upon any Liquidation.

SECTION 2.                                DIVIDENDS AND DISTRIBUTIONS.

(a)                                  No dividends shall be paid, and no other distribution shall be made, on or with respect to the Common Stock unless and until the holders of the Series B Preferred Stock as of the record date established by the Board of Directors for such dividend or distribution on the Common Stock shall be paid, out of funds legally available therefor, dividends in an amount (whether in the form or cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had the Series B Preferred Stock been converted into Voting Common Stock immediately prior to the record date of such dividend or distribution on the Common Stock; provided, however, that if the Corporation declares and pays a dividend or makes a distribution on the Common Stock consisting in whole or in part of Common Stock or Convertible Securities, then no such dividend or distribution shall be payable in respect of the Series B Preferred Stock on account of the portion of such dividend or distribution on the Common Stock payable in Common Stock or Convertible Securities, to the extent that an anti-dilution adjustment under Section 6(b)(i) of this Article IX is required to be made and is made in connection with such dividend or distribution.  Any such dividends or distribution shall be payable on the same payment date as the payment date for (and otherwise on the same payment terms as for) the dividends or distribution on the Common Stock established by the Board of Directors.

(b)                                 No dividends shall be paid, and no other distribution shall be made, on or with respect to the Series A Preferred Stock (other than dividends declared and paid or distributions made by reason of a dividend or distribution with respect to the Common Stock, which shall be governed by Section 2(a) of this Article IX, and other than dividends and distributions payable in shares of Series A Preferred Stock, which shall be governed by the proviso below) unless and until the holders of the Series B Preferred Stock as of the record date established by the Board of Directors for such dividend or distribution on the Series A Preferred Stock shall be paid, out of funds legally available therefor, dividends in respect of each share of Series B Preferred Stock in an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends paid or distribution made with respect to a share of the Series A Preferred Stock; provided, however, that if the Corporation declares and pays a dividend or makes a distribution on the Series A Preferred Stock consisting in whole or in part of Common Stock or Convertible Securities, then no such dividend or distribution shall be payable in respect of the Series B Preferred Stock on account of the portion of such dividend or distribution on the Series A Preferred Stock payable in Common Stock or Convertible Securities, to the extent that an anti-dilution adjustment under Section 6(b)(i) of this Article IX is required to be made and is made in connection with such dividend or distribution.  Any such dividends or distribution shall be payable on the same payment date as the payment date for (and otherwise on the same payment terms as for) the dividends or distribution on the Series A Preferred Stock established by the Board of Directors.

(c)                                  If, after the Issuance Date, the Series B Preferred Stock or the Series A Preferred Stock is subdivided, combined or reclassified into a greater or lesser number of shares without a corresponding action being taken with respect to the other series of Preferred Stock, then any dividend or distribution payable with respect to the Series B Preferred Stock by reason of a dividend or distribution payable with respect to the Series A Preferred Stock shall be appropriately adjusted.

SECTION 3.                                REDEMPTION.

The Corporation shall have no right to redeem any shares of Series B Preferred Stock, nor shall any holder thereof have the right to require the Corporation to redeem any such shares.

SECTION 4.                                LIQUIDATION, DISSOLUTION OR WINDING UP.

(a)                                  In the event of a Liquidation, each holder of shares of the Series B Preferred Stock shall be entitled to receive out of assets of the Corporation available for distribution to its stockholders, in preference to any distribution to holders of securities that are Junior Securities with respect to a Liquidation, an amount of cash with respect to each share of Series B Preferred Stock held by such holder equal to the Liquidation Preference.

(b)                                 No payment of the Liquidation Preference shall be made with respect to any share of Series B Preferred Stock unless and until the liquidation preferences payable with respect to any securities that are Senior Securities with respect to payments upon a Liquidation shall have been paid in full.  No full preferential payment on account of any Liquidation shall be made with respect to any class of securities that are Parity Securities with respect to payments upon a Liquidation unless the Liquidation Preference in respect of each share of Series B Preferred Stock shall likewise be paid at the same time in connection with such Liquidation.  If, upon any Liquidation, after the distribution of the liquidation preferences to any securities that are Senior Securities with respect to payments upon a Liquidation, the assets of the Corporation are not sufficient to pay in full the Liquidation Preference payable with respect to all of the outstanding shares of Series B Preferred Stock and the full liquidation payments payable with respect to any outstanding securities that are Parity Securities with respect to payments upon a Liquidation, then such shares of Series B Preferred Stock and such Parity Securities shall share ratably in such distribution of assets in accordance with the full respective preferential payments that would be payable on such shares of Series B Preferred Stock and such Parity Securities if all amounts payable thereon were payable in full.

(c)                                  After the payment to the holders of shares of the Series B Preferred Stock of the full amount of any liquidating distribution to which they are entitled under this Section 4, the holders of the Series B Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(d)                                 Without limiting the voting rights of any holder of Series B Preferred Stock, the holders of shares of the Series B Preferred Stock shall be entitled to receive at least 10 Business Days prior written notice of any Liquidation, and may convert their Series B Preferred Stock at any time prior to any such Liquidation in accordance with Section 6 of this Article IX

SECTION 5.                                VOTING RIGHTS.

(a)                                  General.  Each holder of Series B Preferred Stock shall have full voting rights and powers, and shall be entitled to vote on all matters put to a vote or consent of stockholders of the Corporation, with each share of Series B Preferred Stock having the number of votes equal to the number of shares of Voting Common Stock into which such share of Series B Preferred Stock could be converted in accordance with Section 6 of this Article IX as of the record date for the vote or consent which is being taken.  The holders of the Series B Preferred

Stock, the holders of the Series A Preferred Stock and the holders of Voting Common Stock (and any other class or series of capital stock entitled to vote together with the Voting Common Stock) shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation, except as required by law or by the Certificate of Incorporation or by any certificate of designations of the Corporation from time to time in effect.  Holders of Series B Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the procedures set forth in the Corporation’s bylaws.

(b)                                 Voting With Respect to Certain Matters.  In addition to any matters requiring a separate vote of the Series B Preferred Stock under applicable law, the Corporation shall not, without the prior written consent or approval of the holders of more than 50% of the issued and outstanding shares of Series B Preferred Stock, voting as a single class:

(i)                                     amend, repeal, or change the rights, preferences or privileges of the shares of Series B Preferred Stock (as in effect on the Issuance Date) in any manner that would affect adversely the shares of Series B Preferred Stock in a manner different from the effect on shares of the other classes or series of capital stock of the Corporation (including maintaining the seniority of the Series B Preferred Stock over certain other classes or series of capital stock of the Corporation, as set forth in the last sentence of Section 1 of this Article IX as in effect on the Issuance Date); or

(ii)                                  increase or decrease (other than by conversion of the Series B Preferred Stock into Voting Common Stock) the total number of authorized shares of Series B Preferred Stock.

(c)                                  Number of Votes Per Share.  In connection with any right to vote as a single class pursuant to Section 5(b) of this Article IX, each holder of shares of Series B Preferred Stock shall have one vote for each share held.

SECTION 6.                                CONVERSION.

(a)                                  Terms of Conversion.

(i)                                     Optional Conversion.  Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and from time to time, on the terms and conditions set forth in this Section 6, into a number of fully paid and non-assessable shares of Voting Common Stock equal to the quotient obtained by dividing (x) the Stated Value by (y) the Conversion Price in effect on the date of such conversion.  In addition, upon such conversion, the Corporation shall pay to the holder of any shares of Series B Preferred Stock being converted, out of funds legally available therefor, an amount in cash equal to any declared but unpaid dividends on the shares of Series B Preferred Stock surrendered for conversion for which the record date is a date prior to the date on which the conversion is effective pursuant to Section 6(e)(ii) of this Article IX.

(ii)                                  Automatic Conversion upon Initial Public Offering.  In the event there shall occur an Initial Public Offering, then, at least 30 days prior to the effective date of the registration statement relating to the Initial Public Offering, there shall be submitted to a vote of the holders of the Series B Preferred Stock as to whether all of the outstanding shares of Series B

Preferred Stock shall be converted into shares of Voting Common Stock immediately prior to the consummation of the Initial Public Offering.  If the holders of at least 75% of the outstanding shares of Series B Preferred Stock vote in favor thereof, then, effective immediately prior to (but contingent upon) the consummation of the Initial Public Offering, without any further action by the Corporation or the holders of shares of Series B Preferred Stock, each then outstanding share of Series B Preferred Stock shall automatically be converted into a number of fully paid and non-assessable shares of Voting Common Stock equal to the quotient obtained by dividing (x) the Stated Value by (y) the Conversion Price in effect on the date of such conversion.  In addition, upon such conversion, the Corporation shall pay to each holder of any shares of Series B Preferred Stock so converted, out of funds legally available therefor, an amount in cash equal to any declared but unpaid dividends on the shares of Series B Preferred Stock so converted for which the record date is a date prior to the date on which the Initial Public Offering is consummated.  The Corporation shall give each holder of Series B Preferred Stock written notice of the results of the vote referred to in this Section 6(a)(ii) within five Business Days after the date the vote is taken.

(b)                                 Adjustment of Conversion Price.  The Conversion Price shall be subject to adjustment from time to time as follows:

(i)                                     Stock Dividends, Splits, etc.  In case the Corporation shall, at any time or from time to time after the Issuance Date, (A) declare a dividend or make a distribution on the outstanding shares of Common Stock or Convertible Securities, in either case, in shares of Common Stock, or (B) effect a subdivision, combination, consolidation or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock (without a comparable adjustment being made to the Series B Preferred Stock), then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date herefor, whichever is earlier, shall be adjusted by multiplying such Conversion Price by a fraction of which (x) the numerator is the number of shares of Common Stock that were outstanding (as determined in accordance with Section 6(b)(vi) of this Article IX) immediately prior to such event and (y) the denominator is the number of shares of Common Stock outstanding (as determined in accordance with Section 6(b)(vi) of this Article IX) immediately after such event.  An adjustment made pursuant to this Section 6(b)(i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination or reclassification, at the close of business on the day upon which such corporate action becomes effective.

(ii)                                  Issuances of Additional Shares.  In case the Corporation shall at any time or from time to time after the Issuance Date issue any Additional Shares without consideration or for a consideration per share (or having a conversion, exchange or exercise price per share) less than the Conversion Price in effect immediately prior to such issuance, then, and in each such case, the Conversion Price in effect immediately prior to such issuance shall be reduced to an amount determined by multiplying the Conversion Price in effect immediately prior to such issuance by a fraction of which (x) the numerator is the sum of (i) the product of (A) the number of shares of Common Stock outstanding (as determined in accordance with Section 6(b)(vi) of this Article IX) immediately prior to such issuance multiplied by (B) the

Conversion Price in effect immediately prior to such issuance and (ii) the aggregate consideration received by the Corporation for the total number of shares of Common Stock so issued (or, in the case of Convertible Securities, the aggregate consideration received by the Corporation for the total amount of Convertible Securities so issued plus the aggregate consideration receivable by the Corporation for the Common Stock into or for which the Convertible Securities are convertible, exercisable or exchangeable), and (y) the denominator is the product of (i) the sum of (A) the total number of shares of Common Stock outstanding (as determined in accordance with Section 6(b)(vi) of this Article IX) immediately prior to such issuance and (B) the number of additional shares of Common Stock so issued (or into or for which the Convertible Securities may be converted, exercised or exchanged), multiplied by (ii) the Conversion Price in effect immediately prior to such issuance.  An adjustment made pursuant to this Section 6(b)(ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance.  Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 6(b)(ii) in connection with any Excluded Issuances.

(iii)                               General.  For the purposes of any adjustment of the Conversion Price pursuant to Section 6(b)(ii) of this Article IX, the following provisions shall be applicable:

(1)                                  In the case of the issuance of Common Stock or Convertible Securities for cash in a public offering or private placement, the aggregate consideration shall be deemed to be the amount of cash paid before deducting any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance thereof.

(2)                                  In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the value of the non-cash consideration received shall be the Fair Market Value of such non-cash consideration.

(3)                                  Subparagraph (2) notwithstanding, in the case of the issuance of Additional Shares to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving entity as is attributable to such Additional Shares.

(4)                                  If Common Stock is sold as a unit with other securities, the aggregate consideration received for such Common Stock shall be deemed to be net of the Fair Market Value of such other other securities.

(5)                                  In the case of the issuance of Convertible Securities:

(A)                              The aggregate maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent reduction of such number) deliverable upon conversion of or in exchange for, or upon the exercise of, such Convertible Securities and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration received by the

Corporation for any such Convertible Securities, plus the minimum amount of consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent increase of consideration), if any, to be received by the Corporation upon the conversion, exercise or exchange of such Convertible Securities; provided, however, that if in the case of Convertible Securities, the minimum amount of such consideration cannot be ascertained, but is a function of anti-dilution or similar protective clauses, the Corporation shall be deemed to receive the minimum amount of consideration without reference to such clause;

(B)                                With respect to any Convertible Securities issued after the Issuance Date for which an adjustment to the Conversion Price previously has been made pursuant to Section 6(b)(ii) of this Article IX, upon any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price shall forthwith be readjusted retroactively to give effect to such increase or decrease;

(C)                                With respect to any Convertible Securities issued after the Issuance Date for which an adjustment to the Conversion Price has previously not been made pursuant to Section 6(b)(ii) of this Article IX, if there is any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, such Convertible Securities shall be treated as if they had been cancelled and reissued and an adjustment to the Conversion Price with respect to such deemed issuance shall be made pursuant to Section 6(b)(ii) of this Article IX, if applicable;

(D)                               With respect to any Convertible Securities issued prior to the Issuance Date, if there is any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, such Convertible Securities shall be treated as if they had been cancelled and reissued and an adjustment to the Conversion Price with respect to such deemed issuance shall be made pursuant to Section 6(b)(ii) of this Article IX, if applicable;

(E)                                 No further adjustment of the Conversion Price adjusted upon the issuance of any such Convertible Securities shall be made as a result of the actual issuance of Common Stock upon the exercise, conversion or exchange of any such Convertible Securities; and

(F)                                 On the expiration or termination of any Convertible Securities, the Conversion Price shall forthwith be recalculated to such Conversion Price as would have been calculated had the adjustment been made upon the basis of the issuance of only the number of shares or Common Stock actually issued upon the exercise, conversion or exchange of such Convertible Securities (but taking into account other adjustments (or potential adjustments) made following the time of issuance of such Convertible Securities).

(iv)                              Rights Distributions.  No adjustment of the Conversion Price pursuant to Section 6(b)(ii) of this Article IX shall be made as the result of the adoption of a plan commonly referred to as a “Stockholders’ Rights Plan” which provides for the issuance of rights to acquire shares of capital stock of the Corporation upon the occurrence of some event that is not within the control of the rights holders, or the issuance of rights under such plan; provided, however, that the issuance of capital stock of the Corporation pursuant to such rights shall require adjustment to the Conversion Price pursuant to Section 6(b)(ii) of this Article IX.

(v)                                 Calculations.  All calculations of the Conversion Price shall be made to the nearest four decimal places.  Anything in Section 6(b) of this Article IX to the contrary notwithstanding, in no event shall the then current Conversion Price be increased as a result of any calculation made at any time pursuant to Section 6(b)(ii) of this Article IX.  No adjustment to the Conversion Price pursuant to Section 6(b) of this Article IX shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this Section 6(b)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(vi)                              Outstanding Shares.  The number of shares of Common Stock at any time outstanding shall include all shares of Common Stock outstanding at such time and any shares of Common Stock issuable upon conversion or exercise of or in exchange for any Convertible Securities to the extent any such Convertible Securities are (i) convertible, exercisable or exchangeable at such time and (ii) convertible, exercisable, or exchangeable at a price that is less than the Fair Market Value of a share of Common Stock issuable upon such conversion, exercise or exchange at such time.  The number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any Subsidiary of the Corporation, and the disposition of any shares owned or held by the Corporation or any Subsidiary of the Corporation to any Person other than the Corporation or any Subsidiary of the Corporation shall be considered an issuance or sale of Common Stock.

(vii)                           Successive Adjustments.  Successive adjustments in the Conversion Price shall be made, without duplication, whenever any event specified in Section 6(b)(i) or Section 6(b)(ii) of this Article IX shall occur.

(c)                                  Reorganization, Consolidation, Merger, Asset Sale.

(i)                                     In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by Section 6(b) of this Article IX), or in case of any consolidation or merger of the Corporation with or into another Person, or in case of any sale, lease, exchange, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the Corporation’s assets, on a consolidated basis, in one transaction or a series of related transactions, to any Person (including any group that is deemed to be a Person) (each or the foregoing being referred to as a “Series B Transaction”), in each case which is effected in such a manner that the holders of Common Stock arc entitled to receive (either directly or upon subsequent liquidation) stock or other securities or property (including cash) with respect to or in exchange for Common Stock, then each share of Series B Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Voting Common Stock issuable upon such conversion prior to the consummation of such Series B Transaction, the kind and amount of shares of stock and other securities and property (including cash) receivable upon the consummation of such Series B Transaction by a holder of that number of shares of Voting Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to the consummation of such Series B Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Series B Transaction); provided that if the Series B Preferred Stock becomes convertible into property, then such conversion shall be out of funds legally available therefor; and provided, further, that, in any Series B Transaction where a holder effectuates a conversion pursuant to this Section 6(c), such holder shall not be entitled to receive any payment of Liquidation Preference pursuant to Section 4 of this Article IX (it being understood that where both Section 4 of this Article IX and this Section 6(c) are applicable to a Series B Transaction, the Corporation shall give each holder of the Series B Preferred Stock the right to elect whether to receive the Liquidation Preference pursuant to Section 4 of this Article IX or to receive, upon conversion of the Series B Preferred Stock, the kind and amount of shares of stock and other securities and property referred to in the immediately preceding sentence).  In any such case, the Corporation or the Person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation’s shares, as the case may be, shall make appropriate provisions in its certificate of incorporation or other constituent document and in the definitive transaction documents relating to the Series B Transaction as to the rights and interest thereafter of the holder of shares of Series B Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of shares of Voting Common Stock issuable upon conversion of the Series B Preferred Stock and the Conversion Price) shall thereafter be applicable in relation to any shares of stock or other securities or other property deliverable upon the conversion of the shares of Series B Preferred Stock.  The Corporation shall not effect any such Series B Transaction unless prior to or simultaneously with the consummation thereof the surviving corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to each holder of shares of Series B Preferred Stock such shares of stock, securities or other property as, in accordance with the foregoing provisions, such holder is entitled to receive, and shall have delivered such assumption agreement to such holder.  In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references to Common Stock in this Section 6 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.  The provisions of this Section 6(c) shall similarly apply to successive Series B Transactions.  The Corporation shall give written notice to the holders of Series B Preferred Stock at least 20 Business Days prior to the date on which any Series B Transaction or similar transaction affecting the Corporation shall take place.

(ii)                                  Nothing contained in this Section 6(c) shall limit the rights of holders of the Series B Preferred Stock to convert the Series B Preferred Stock or to vote their shares of Series B Preferred Stock in connection with a Series B Transaction.

(d)                                 Reports.  Whenever the number of shares of Voting Common Stock into which each share of Series B Preferred Stock is convertible is adjusted as provided in this Section 6, the Corporation shall promptly mail to the holders of record of the outstanding shares of Series B Preferred Stock, at their respective addresses as the same shall appear in the Corporation’s transfer books, a certificate signed by an executive officer of the Corporation stating that the number of shares of Voting Common Stock into which the shares of Series B Preferred Stock are convertible has been adjusted (setting forth in reasonable detail and certifying the calculation of such adjustment), the new number of shares of Voting Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series B Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and when such adjustment became effective.

(e)                                  Conversion Procedures.

(i)                                     The holder of any shares of Series B Preferred Stock may exercise its right to convert any or all such outstanding shares into shares of Voting Common Stock at any time by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series B Preferred Stock to be converted, duly endorsed in blank, accompanied by a written notice stating that such holder elects to convert all or a specified number of such shares in accordance with the provisions of this Section 6.

(ii)                                  As promptly as practicable, and in any event within two Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto, the Corporation shall deliver or cause to be delivered (x) certificates (which shall bear legends, if appropriate) registered in the name of such holder representing the number of shares of Voting Common Stock to which the holder of shares of Series B Preferred Stock so converted shall be entitled, (y) if less than the full number of shares of Series B Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted and (z) payment of all amounts to which a holder is entitled pursuant to Sections 6(a)(i) and 6(f) of this Article IX.  All shares of Voting Common Stock issuable upon conversion of the Series B Preferred Stock shall be issued without charge to the holders of Series B Preferred Stock and upon issuance shall be fully paid and non-assessable, free and clear of all taxes, liens, charges and encumbrances created, in each case, by the Corporation with respect to the issuance thereof.  Such conversion shall be deemed to have been made at the close of business on the date of receipt of such notice and of such surrender of the certificate or certificates representing the shares of Series B Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Voting Common Stock and any payment of amounts due pursuant to Sections 6(a)(i) and 6(f) of this Article IX, and the Person entitled to receive the shares of Voting Common Stock shall be treated for all purposes as having become the record holder of such shares of Voting Common Stock at such time.

(iii)                               If a conversion of Series B Preferred Stock is to be made in connection with an Initial Public Offering (subject to Section 6(a)(ii) of this Article IX), a Series B Transaction or a similar transaction affecting the Corporation (other than a tender or exchange offer), the conversion of any shares of Series B Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.  In connection with any tender or exchange offer for shares of Common Stock, holders of Series B Preferred Stock shall have the right to tender (or submit for exchange) shares of Series B

Preferred Stock in such a manner so as to preserve the status of such shares as Series B Preferred Stock until immediately prior to such time as shares of Common Stock are to be purchased (or exchanged) pursuant to such offer, at which time that portion of the shares of Series B Preferred Stock so tendered (or submitted for exchange) which is convertible into the number of shares of Voting Common Stock to be purchased (or exchanged) pursuant to such offer shall be automatically converted into the appropriate number of shares of Voting Common Stock.  Any shares of Series B Preferred Stock not so converted shall be returned to the holder as Series B Preferred Stock.

(iv)                              The Corporation shall not close its books against the transfer of Series B Preferred Stock or of Voting Common Stock issued or issuable upon conversion of Series B Preferred Stock in any manner which interferes with the timely conversion of Series B Preferred Stock.

(v)                                 In the event of an automatic conversion of the Series B Preferred Stock pursuant to Section 6(a)(ii) of this Article IX, each holder of shares of Series B Preferred Stock shall surrender for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, the certificate or certificates representing the shares of Series B Preferred Stock held by such holder, duly endorsed in blank.  As promptly as practicable after the surrender of such certificate or certificates and consummation of the Initial Public Offering, and, provided that such holder has effected such surrender at least 10 Business Days following the receipt by it of the notice referred to in Section 6(a)(ii) of this Article IX, in sufficient time to allow such holder to participate in the Initial Public Offering, if such holder is participating, the Corporation shall deliver or cause to be delivered (x) certificates (which shall bear legends, if appropriate) registered in the name of such holder representing the number of shares of Voting Common Stock to which such holder shall be entitled, and (y) payment of all amounts to which such holder is entitled pursuant to Sections 6(a)(ii) and 6(f) or this Article IX.  All shares of Voting Common Stock issuable upon conversion of the Series B Preferred Stock shall be issued without charge to the holders of Series B Preferred Stock and upon issuance shall be fully paid and non-assessable, free and clear of all taxes, liens, charges and encumbrances created, in each case, by the Corporation with respect to the issuance thereof.  Such conversion shall be deemed to have been made immediately prior to (but contingent upon) the consummation of the Initial Public Offering, so that, upon the consummation or the Initial Public Offering, the rights of the holder thereof shall cease except for the right to receive shares of Voting Common Stock and any payment of amounts due pursuant to Sections 6(a)(ii) and 6(f) of this Article IX, and the Person entitled to receive the shares of Voting Common Stock shall be treated for all purposes as having become the record holder of such shares of Voting Common Stock at such time.

(f)                                    Fractional Shares.  In connection with the conversion of any shares of Series B Preferred Stock pursuant to this Section 6, no fractions of shares of Voting Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Fair Market Value of a share of Voting Common Stock on the day on which such shares of Series B Preferred Stock are deemed to have been converted.  If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Voting Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series B Preferred Stock so surrendered.

(g)                                 Reservation of Shares.  The Corporation shall at all times reserve and keep available, free from liens, charges and security interests and not subject to any preemptive rights, for issuance upon conversion of the Series B Preferred Stock, such number of its authorized but unissued shares of Voting Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series B Preferred Stock, and shall take or cause to be taken all action required to increase the authorized number of shares of Voting Common Stock if necessary to permit the conversion of all outstanding shares of Series B Preferred Stock and to ensure that the shares of Voting Common Stock may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange or inter-dealer quotation system of which the shares of Voting Common Stock may be listed or traded.

(h)                                 Certain Events.  If any event occurs as to which the foregoing provisions of this Section 6 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly protect the conversion rights of the Series B Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price, or otherwise adversely affect the holders of Series B Preferred Stock.

SECTION 7.                                REACQUIRED SHARES.

Any shares of Series B Preferred Stock converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall have the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, subject to reissuance by the Board of Directors as shares of anyone or more series.

ARTICLE X

SERIES C PREFERRED STOCK

SECTION 1.                                RANK.

The Series C Preferred Stock shall rank senior to the Common Stock, but junior to the Series A Preferred Stock, the Series B Preferred Stock and all other capital stock of the Corporation, with respect to rights on Liquidation.  The C-l Preferred, the C-2 Preferred, the C-3 Preferred and the C-4 Preferred shall rank on parity with one another with respect to rights on Liquidation.

SECTION 2.                                DIVIDENDS.

The Series C Preferred Stock shall not be entitled to receive any dividends from the Corporation.

SECTION 3.                                REDEMPTION.

The Corporation shall have no right to redeem any shares of Series C Preferred Stock, nor shall any holder thereof have the right to require the Corporation to redeem any such share.

SECTION 4.                                LIQUIDATION, DISSOLUTION OR WINDING UP.

(a)                                  In the event of a Liquidation, each holder of shares of C-l Preferred, C-2 Preferred, C-3 Preferred or C-4 Preferred shall be entitled to receive out of assets of the Corporation available for distribution to its stockholders, in preference to any distribution to holders of securities that are Junior Securities with respect to a Liquidation, an amount of cash with respect to each share of C-l Preferred, C-2 Preferred, C-3 Preferred or C-4 Preferred held by such holder equal to the Liquidation Preference.

(b)                                 No payment of the Liquidation Preference shall be made with respect to any share of C-1 Preferred,  C-2 Preferred, C-3 Preferred or C-4 Preferred unless and until the liquidation preferences payable with respect to any securities that are Senior Securities with respect to payments upon a Liquidation shall have been paid in full.  No full preferential payment on account of any Liquidation shall be made with respect to any class of securities that are Parity Securities with respect to payments upon a Liquidation unless the Liquidation Preference in respect of each share of Series C Preferred Stock shall likewise be paid at the same time in connection with such Liquidation.  If, upon any Liquidation, after the distribution of the liquidation preferences to any securities that are Senior Securities with respect to payments upon a Liquidation, the assets of the Corporation are not sufficient to pay in full the Liquidation Preference payable with respect to all of the outstanding shares of Series C Preferred Stock and the full liquidation payments payable with respect to any outstanding securities that are Parity Securities with respect to payments upon a Liquidation, then all such shares of Series C Preferred Stock and such Parity Securities shall share ratably in such distribution of assets in accordance with the full respective preferential payments that would be payable on such shares of Series C Preferred Stock and such Parity Securities if all amounts payable thereon were payable in full.

(c)                                  After the payment to the holders of shares of Series C Preferred Stock of the full amount of any liquidating distribution to which they are entitled under this Section 4, the holders of Series C Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(d)                                 Without limiting the voting rights, if any, of any holder of Series C Preferred Stock, the Corporation shall give the holders of the Series C Preferred Stock written notice at least 10 Business Days prior to the date on which the Corporation closes its books or takes a record, with respect to any Liquidation.

SECTION 5.                                VOTING RIGHTS.

(a)                                  General.  No holder of Series C Preferred Stock shall be entitled to any voting rights, except as hereinafter provided in this Section 5 or as required by law.  Holders of Series C Preferred Stock shall be entitled to notice of all stockholders meetings to the extent provided by, and in accordance with the procedures set forth in the Corporation’s bylaws.

(b)                                 Voting Rights for Directors.

(i)                                     The holders of C-1 Preferred, voting separately as a class, shall be entitled to elect to the Board of Directors a total of three individuals (the “C-1 Directors”), with all other stockholders of the Corporation specifically denied the right to nominate and elect the C-1 Directors.

(ii)                                  The holders of C-2 Preferred, voting separately as a class, shall be entitled to elect to the Board of Directors one individual (the “C-2 Director”), with all other stockholders of the Corporation specifically denied the right to nominate and elect the C-2 Director.

(iii)                               The holders of C-3 Preferred, voting separately as a class, shall be entitled to elect to the Board of Directors one individual (the “C-3 Director”), with all other stockholders of the Corporation specifically denied the right to nominate and elect the C-3 Director.

(iv)                              The holders of C-4 Preferred, voting separately as a class, shall be entitled to elect to the Board of Directors one individual (the “C-4 Director”), with all other stockholders of the Corporation specifically denied the right to nominate and elect the C-4 Director.

(c)                                  Voting With Respect to Certain Matters.  In addition to any matters requiring a separate vote of the Applicable Series of the Series C Preferred Stock under applicable law, the Corporation shall not, without the prior written consent or approval of the holders of more than 50% of the issued and outstanding shares of the Applicable Series of the Series C Preferred Stock:

(i)                                     amend, repeal, or change the rights, preferences or privileges of the shares of the Applicable Series of the Series C Preferred Stock (as in effect on the Issuance Date) in any manner that would affect adversely the shares of the Applicable Series of the Series C Preferred Stock in a manner different from the effect on shares of the other classes or series of capital stock of the Corporation (including maintaining the seniority of the Series C Preferred Stock over certain other classes or series of capital stock of the Corporation, as set forth in the first sentence of Section 1 of this Article X as in effect on the Issuance Date); or

(ii)                                  increase or decrease the total number of authorized shares of the Applicable Series of the Series C Preferred Stock.

(d)                                 Election Procedures.

(i)                                     The right of the respective holders of the Applicable Series of the Series C Preferred Stock to elect directors as described in Section 5(b) of this Article X (including without limitation to fill any vacancy occurring in the office of any director elected pursuant to Section 5(b) of this Article X) may be exercised either at a special meeting of the holders of the Applicable Series of the Series C Preferred Stock, at any annual meeting of stockholders of the Corporation held for the purpose of electing directors, or by the written consent of the holders of the Applicable Series of the Series C Preferred Stock acting without a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware.  The term of office or any director elected by the holders of the Applicable Series of the Series C Preferred Stock pursuant to Section 5(b) of this Article X shall terminate upon the election of his or her successor or upon his or her earlier death, resignation or removal as provided by Section 5(d)(ii) of this Article X.

(ii)                                  Notwithstanding anything contained in the Certificate of Incorporation or bylaws of the Corporation, any director so elected pursuant to Section 5(b) of this Article X may be removed without cause only by the holders of the Applicable Series of the Series C Preferred Stock with respect which such director was elected.  The right of the holders of the Applicable Series of the Series C Preferred Stock to remove directors without cause may be exercised at any special meeting of such holders or by a written consent of such holders acting without a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware.

(iii)                               In case of a vacancy occurring in the office of any director so elected pursuant to Section 5(b) of this Article X, for whatever reason, the holders of the Applicable Series of the Series C Preferred Stock with respect which such director was elected may elect a successor to hold office for the unexpired term of such director or, if the vacancy is in the office of a C-l Director, such vacancy may be filled by a majority of the other C-1 Directors (or by the sole C-l Director) then in office.

(iv)                              All actions taken by the holders of the Applicable Series of the Series C Preferred Stock under this Section 5 shall be taken by the affirmative vote, or by written consent, of the holders of more than 50% of the issued and outstanding shares of the Applicable Series of the Series C Preferred Stock.

(e)                                  Number of Votes Per Share.  1n connection with any right to vote as a single class pursuant to this Section 5, or on any matter required by law, each holder of shares of the Applicable Series of the Series C Preferred Stock shall have one vote for each share held.

SECTION 6.                                NO CONVERSION.

The shares of Series C Preferred Stock shall not be convertible into Common Stock or any other security of the Corporation.

SECTION 7.                                REACQUIRED SHARES.

Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall have the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, subject to reissuance by the Board of Directors as shares of anyone or more series.

ARTICLE XI

BOARD OF DIRECTORS

SECTION 1.                                MANAGEMENT.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2.                                NUMBER OF DIRECTORS.

The number of directors of the Corporation shall initially be fixed by the Board of Directors at not more than 10.  The number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors as set forth in this Section 2.  The Board of Directors may, by resolution of the Board of Directors, (i) decrease the number of directors comprising the Board of Directors, but not below the number of directors then in office and not below the number that would prevent the holders of any Applicable Series of the Series C Preferred Stock from electing their Designated Director or Designated Directors, and (ii) increase the number of directors comprising the Board of Directors, in each case by the vote of a majority of the Designated Directors elected by the holders of the C-l Preferred and the vote of a majority of the other members of the Board of Directors.

SECTION 3.                                NEWLY-CREATED DIRECTORSHIPS AND VACANCIES.

Subject to the rights of the holders of the Series C Preferred Stock or any other series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, removal from office or any other cause shall, unless otherwise required by law or resolution of the Board of Directors, be filled only by the Board of Directors by the vote of a majority of the Designated Directors elected by the holders of the C-l Preferred and the vote of a majority of the other members of the Board of Directors.  A director elected to fill a newly created directorship or other vacancy shall hold office until such director’s successor has been duly elected or until his or her earlier death, resignation or removal as provided in this Certificate of Incorporation.

SECTION 4.                                REMOVAL OF DIRECTORS.

Subject to the rights of the holders of the Series C Preferred Stock or any other series of Preferred Stock then outstanding, any director may be removed, with or without cause, from office at any time by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of Voting Common Stock and the issued and outstanding shares of Preferred Stock entitled to vote generally with the Voting Common Stock on all matters all which the holders of Voting Common Stock are entitled to vote, voting together as a single class; provided, however, that any Designated Director may only be removed without cause by the vote of the holders of more than 50% of the issued and outstanding shares of the Applicable Series of the Series C Preferred Stock, voting as a separate class.

SECTION 5.                                WRITTEN BALLOT NOT REQUIRED.

Elections of directors need not be by written ballot unless the bylaws of the Corporation shall otherwise provide.

SECTION 6.                                BYLAWS.

The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws or the Corporation.  Any bylaws made by the directors under the powers conferred hereby may be amended or repealed by the Board of Directors or by the stockholders of the Corporation.  The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law, by this Certificate of Incorporation or by the bylaws, the affirmative vote of the holders of more than 50% of the voting power of the issued and outstanding shares of Voting Common Stock and the issued and outstanding shares of Preferred Stock entitled to vote generally with the Voting Common Stock on all matters on which the holders of Voting Common Stock are entitled to vote, voting together as a single class, shall be required to adopt, amend or repeal any provision of the bylaws of the Corporation,

ARTICLE XII

LIMITATION OF LIABILITY; INDEMNIFICATION

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

The Corporation shall, to the fullest extent permitted by applicable law, indemnify and advance expenses to each director and officer of the Corporation.  The Corporation may indemnify and advance expenses to each employee and agent of the Corporation, and any other Person whom the Corporation is authorized to indemnify under the provisions of the DGCL, as provided in the bylaws or the Corporation.

Any amendment, repeal or modification of the foregoing provisions of this Article XII shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing all the time of, or increase the liability of any director, officer or other agent of the Corporation with respect to any acts or omissions of such director, officer or other agent occurring prior to, such amendment, repeal or modification.

ARTICLE XIII

AMENDMENT

The Corporation reserves the right to amend, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein arc granted subject to this reservation.  Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the

Corporation, and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation, the bylaws of the Corporation or otherwise, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law, this Certificate of Incorporation, the bylaws of the Corporation or otherwise, the affirmative vote of the holders of more than 50% of the voting power of the issued and outstanding shares of Voting Common Stock and the issued and outstanding shares of Preferred Stock entitled to vote generally with the Voting Common Stock on all matters on which the holders of Voting Common Stock arc entitled to vote, voting together as a class, shall be required to adopt any provision inconsistent with, or to amend or repeal any provision of, Articles XII or XIII of this Certificate of Incorporation.

ARTICLE XIV

NO IMPAIRMENT

The Corporation will not amend its Certificate of Incorporation or reorganize, transfer assets, consolidate, merge, dissolve, or voluntarily effect any other transaction, the sole purpose of which is to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

ARTICLE XV

PROPERTY OF STOCKHOLDERS

Except as otherwise provided by applicable law, the private property or assets of the stockholders of the Corporation shall not to any extent whatsoever be subject to the payment of the debts of the Corporation.

ARTICLE XVI

DEFINITIONS; HEADINGS

(a)                                  For the purposes of this Certificate of Incorporation, the following definitions shall apply:

“Additional Shares” has the meaning set forth in Section 6(b)(ii) of Article VIII.

“Applicable Series of the Series C Preferred Stock” means the C-l Preferred, the C-2 Preferred, the C-3 Preferred or the C-4 Preferred, as applicable.

“Approved Options” means (l) options to purchase up to 8,058,834 shares of Common Stock granted under the Corporation’s 2007 Stock Option Plan as in effect on the Issuance Date (or as such Plan may be amended upon receipt of the Requisite Approval), which grants received the Requisite Approval, and (2) any options to purchase or other rights to acquire shares of Common Stock granted under any other equity incentive plan, the adoption of which received the Requisite Approval and which grants received the Requisite Approval.

“Arbiter” shall have the meaning ascribed to such term in the definition of “Fair Market Value.”

“Attribute” has the meaning set forth in Section I of Article VIII.

“Beneficially Owned” shall mean beneficially owned as determined in accordance with Securities Exchange Act Rule 13d-3.

“Board of Directors” means the Board of Directors of the Corporation.

“Business Day” means any day other than a Saturday, Sunday, or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

“Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended from time to time.

“Closing Price” has the meaning set forth in the definition of “Fair Market Value.”

“Common Stock” means the Voting Common Stock and the Non-Voting Common Stock or either of them.

“Conversion Price” means, with respect to the Series A Preferred Stock, $1.00, subject to adjustment as provided in Section 6 of Article VIII, and, with respect to the Series B Preferred Stock, $4.6346, subject to adjustment as provided in Section 6 of Article IX.

“Convertible Securities” means (i) any options or warrants to purchase or other rights to acquire Common Stock, (ii) any securities by their terms convertible into, or exercisable or exchangeable for, Common Stock (directly or indirectly) and (iii) any options or warrants to purchase or other rights to acquire any such convertible, exercisable or exchangeable securities.

“Designated Director” means a member of the Board of Directors that was elected exclusively by the vote of one of the Applicable Series of the Series C Preferred Stock.

“Excluded Issuances” means the issuance of any shares of Common Stock or Convertible Securities (whether treasury shares or newly issued shares) (1) pursuant to a dividend or distribution on, or a subdivision, combination or reclassification of, the outstanding shares of Common Stock which, in the case of the Series A Preferred Stock, requires an adjustment in the Conversion Price pursuant to Section 6(b)(i) of Article VIII, and, in the case of the Series B Preferred Stock, requires an adjustment in the Conversion Price pursuant to Section 6(b)(i) of Article IX, (2) upon the exercise or conversion of any Convertible Securities issued on, or outstanding as of, the Issuance Date, including the Series A Preferred Stock and the Series B Preferred Stock, except, in the case of the Series A Preferred Stock, as contemplated by Section 6(b)(iii)(5)(D) of Article VIII and, in the case of the Series B Preferred Stock, as contemplated by Section 6(b)(iii)(5)(D) of Article IX, (3) pursuant to the grant or exercise of any Approved Options, (4) as consideration for the acquisition by the Corporation of another business entity or interest therein (including a joint venture or strategic alliance) by merger, stock purchase, purchase of substantially all the assets or other business combination or investment, in each case, which received the Requisite Approval, or (5) pursuant to Section 2.3 of the Preferred Stock Purchase Agreement.

“Fair Market Value” means, with respect to any security as of any date, if such security is listed or traded in a manner referred to below, an amount equal to the average of the daily Closing Prices on the twenty consecutive Trading Days immediately preceding such date.  As used in this Certificate of Incorporation, the term “Closing Price”, on any day, shall mean the last reported sales price on such day or, in the event no such sale takes place on such day, the average of the closing bid and asked prices, in each case on the New York Stock Exchange or, if such security is not then listed or admitted to trading on such exchange, on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any such exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers through the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) (or a similar organization if Nasdaq is no longer reporting such information).  If such security is not listed and traded in a manner that the pricing information referred to above is available for the period required hereunder, or with respect to an asset other than a security (and other than cash which shall be valued at its face amount), the Fair Market Value of such security or asset shall be determined by mutual agreement between the Corporation (acting through the Board of Directors) and the holders of a majority of the outstanding shares of Series A Preferred Stock and the holders of a majority of the Series B Preferred Stock (considered as a single class, with each share of Series A Preferred Stock and each share of Series B Preferred Stock having the number or votes equal to the number of shares of Voting Common Stock into which such share of Series A Preferred Stock or Series B Preferred Stock, as applicable, may be converted) or, if the parties are unable to agree within 10 Business Days following the Corporation’s written request to the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock that agreement thereon be reached, then as determined by an independent investment banking firm or valuation firm (an “Arbiter”) selected by mutual agreement between the Corporation and the holders of a majority of the outstanding shares of Series A Preferred Stock and the holders of a majority of the outstanding shares of Series B Preferred Stock (determined as set forth above) (or, if the parties are unable to agree on an Arbiter within 10 Business Days of the Corporation’s written request to the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock that agreement thereon be reached, then by an Arbiter selected by the New York City office of the American Arbitration Association) (with the Corporation, on the one hand, and the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock, on the other hand, each bearing one half of the fees and expenses of the Arbiter).  Notwithstanding the foregoing, the determination of the Fair Market Value of a share of Voting Common Stock for purposes of Section 6(f) of Article VIII or Section 6(f) of Article IX, as applicable, shall be made by the Board of Directors, which determination shall be final and binding.

“Initial Public Offering” means the first public offering of shares of Common Stock.

“Investor Stockholders Agreement” means the Investor Stockholders Agreement, dated March 28, 2007, by and among the Corporation, the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock, as such agreement may be amended from time to time as provided in such agreement.  A copy of the Investor Stockholders Agreement will be made available without charge to any stockholder upon request.

“Issuance Date” means March 28, 2007.

“Junior Securities” means:

(1)                                  with respect to the Series A Preferred Stock, each class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding which by its terms expressly provides that it will rank junior to the Series A Preferred Stock, or which does not specify its rank, with respect to one or both of the following Attributes: (i) payment of dividends and distributions and (ii) the distribution of assets upon Liquidation;

(2)                                  with respect to the Series B Preferred Stock, each class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding which by its terms expressly provides that it will rank junior to the Series B Preferred Stock, or which does not specify its rank, with respect to one or both of the following Attributes: (i) payment of dividends and distributions and (ii) the distribution of assets upon Liquidation; and

(3)                                  with respect to the Series C Preferred Stock, each class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding which by its terms expressly provides that it will rank junior to the Series C Preferred Stock with respect to the distribution of assets upon Liquidation.

This definition of Junior Securities shall include any Convertible Securities exercisable or exchangeable for or convertible into any Junior Securities.

“Liquidation” has the meaning set forth in Section 4(a) of Article VIII.

“Liquidation Preference” means:

(1)                                  with respect to a share of Series A Preferred Stock, the greater of (x) the sum of (i) the Stated Value plus (ii) an amount, if any, equal to the aggregate of any dividends declared but not yet paid on such share of Series A Preferred Stock and (y) the amount that would be payable in the Liquidation in respect of the Voting Common Stock issuable upon conversion of such share of Series A Preferred Stock if all outstanding shares of Series A Preferred Stock were converted into Voting Common Stock immediately prior to the Liquidation in accordance with Section 6 of Article VIII;

(2)                                  with respect to a share of Series B Preferred Stock, the greater of (x) the sum of (i) the Stated Value plus (ii) an amount, if any, equal to the aggregate of any dividends declared but not yet paid on such share of Series B Preferred Stock and (y) the amount that would be payable in the Liquidation in respect of the Voting Common Stock issuable upon conversion of such share of Series B Preferred Stock if all outstanding shares of Series B Preferred Stock were converted into Voting Common Stock immediately prior to the Liquidation in accordance with Section 6 of Article IX; and

(3)                                  with respect to a share of Series C Preferred Stock, $1.00 (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Applicable Series of the Series C Preferred Stock).

“Nasdaq” has the meaning set forth in the definition of “Fair Market Value”.

“Parity Securities” means:

(1)                                  with respect to the Series A Preferred Stock, each class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding which by its terms expressly provides that it will rank on a parity with the Series A Preferred Stock with respect to one or both of the following Attributes: (i) payment of dividends and distributions and (ii) the distribution of assets upon any Liquidation;

(2)                                  with respect to the Series B Preferred Stock, each class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding which by its terms expressly provides that it will rank on a parity with the Series B Preferred Stock with respect to one or both of the following Attributes: (i) payment of dividends and distributions and (ii) the distribution of assets upon any Liquidation; and

(3)                                  with respect to the Series C Preferred Stock, each class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding which by its terms expressly provides that it will rank on a parity with the Series C Preferred Stock with respect to the distribution of assets upon any Liquidation.

This definition of Parity Securities shall include any Convertible Securities exercisable or exchangeable for or convertible into any Parity Securities.

“Person” means an individual, partnership, corporation, limited liability company or partnership, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or other entity of any kind.

“Preferred Stock Purchase Agreement” means the Preferred Stock Purchase Agreement, dated as of February 22, 2007, by and among the Corporation, Ikaria, Inc. and purchasers of the Series B Preferred Stock, as such agreement may be amended from time to time as provided in such agreement.  A copy of the Preferred Stock Purchase Agreement will be made available without charge to any stockholder upon request.

“Requisite Approval” means the approval of the Board of Directors and, if required by one or more of Sections 4.1, 4.2, 4.3, 4.4 and 4.5 of the Investor Stockholders Agreement, the approval or approvals set forth in the applicable Section or Sections of the Investor Stockholders Agreement.

“Senior Securities” means:

(1)                                  with respect to the Series A Preferred Stock, each class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding which by its terms expressly provides that it will rank senior to the Series A Preferred Stock with respect to one or both of the following Attributes: (i) payment of dividends and distributions and (ii) the distribution of assets upon any Liquidation;

(2)                                  with respect to the Series B Preferred Stock, each class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding which by its terms expressly provides that it will rank senior to the Series B Preferred Stock with respect to one or both of the following Attributes: (i) payment of dividends and distributions and (ii) the distribution of assets upon any Liquidation; and

(3)                                  with respect to the Series C Preferred Stock, each class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding which by its terms expressly provides that it will rank senior to the Series C Preferred Stock with respect to the distribution of assets upon any Liquidation.

This definition of Senior Securities shall include any Convertible Securities exercisable or exchangeable for or convertible into any Senior Securities.

“Series A Transaction” has the meaning set forth in Section 6(c)(i) of Article VIII.

“Series B Transaction” has the meaning set forth in Section 6(c)(i) of Article IX.

“Stated Value” means, with respect to a share of Series A Preferred Stock, $1.00 (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock) and, with respect to a share of Series B Preferred Stock, $4.6346 (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series B Preferred Stock).

“Subsidiary” of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

“Trading Day” means a day on which the principal national securities exchange on which the Common Stock is quoted, listed or admitted to trading is open for the transaction of business.

(b)                                 The headings of the sections, paragraphs, subparagraphs, clauses and sub-clauses included in this Certificate of Incorporation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer this 7th day of May, 2010.

IKARIA HOLDINGS, INC.

/s/ Matthew M. Bennett
Name: Matthew M. Bennett
Title: Senior Vice President and Secretary